As filed with the Securities and Exchange Commission on May 14, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	20-0028718
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Address of principal executive offices) (Zip Code)

2004 INCENTIVE STOCK PLAN
2005 INCENTIVE STOCK PLAN
2010 EQUITY INCENTIVE PLAN
2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

C. Daniel Myers
Chief Executive Officer
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Name and address of agent for service)
(678) 990-5740
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

				Proposed
		Proposed		Maximum
Title of Securities to be		Maximum Offering		Aggregate Offering	Amount of
Registered	Amount to be Registered (1)	Price per Share		Price	Registration Fee
Common Stock, par value $0.01 per share	2,364,925 shares(2)	$2.14	(5)	$5,060,940	$360.85
Common Stock, par value $0.01 per share	1,977,686 shares(3)	$11.00	(6)	$21,754,546	$1,551.10
Common Stock, par value $0.01 per share	494,422 shares(4)	$11.00	(6)	$5,438,642	$387.78
Total	4,837,143 shares	N/A		$32,254,363	$2,299.73

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2004 Incentive Stock Plan, 2005 Incentive Stock Plan, 2010 Employee Stock Purchase Plan, and 2010 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of Registrant’s Common Stock.

(2)	Represents 395,782 shares of Common Stock reserved for future issuance upon the exercise of outstanding options under the Alimera Sciences, Inc. 2004 Incentive Stock Plan (the “2004 ISP”) and 1,969,143 shares of Common Stock reserved for future issuance upon the exercise of outstanding options under the Alimera Sciences, Inc. 2005 Incentive Stock Plan (the “2005 ISP”). Upon the effective date of the initial public offering of the Registrant’s Common Stock, as set forth in the Registrant’s Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission on April 23, 2010 (File No. 333-162782), no further awards will be made under the 2004 ISP or 2005 ISP.

(3)	Represents 1,977,686 of Common Stock reserved for future grant under the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the “2010 EIP”).

(4)	Represents 494,422 shares reserved for future grant under the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”).

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the 1933 Act. The Proposed Maximum Offering Price per Share is $2.14, which is the weighted average exercise price of outstanding options granted under the 2004 ISP and 2005 ISP.

(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the 1933 Act. The Proposed Maximum Offering Price per Share is based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on April 21, 2010.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     Alimera Sciences, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(a)	The Registrant’s prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “1933 Act”), in connection with the Registration Statement No. 333-162782 on Form S-1 filed with the SEC on October 30, 2009, together with any and all amendments thereto, in which there is set forth audited financial statements for the Registrant’s fiscal years ended December 31, 2008 and 2009;

(b)	The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 001-34703 on Form 8-A filed with the SEC on April 19, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     The Registrant has entered into indemnification agreements with each of the Registrant’s officers and directors providing that the Registrant will indemnify each of its officers and directors against any and all expenses incurred by that officer or director because of his or her status as one of the officers or directors of the Registrant, to the fullest extent permitted by Delaware law, the Registrant’s restated certificate of incorporation and bylaws. The indemnification agreements also provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, the Registrant will advance all expenses incurred by the Registrant’s directors in connection with a legal proceeding.
     The Registrant’s restated certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors. The Registrant’s restated certificate of incorporation provides that the Registrant’s directors will not be personally liable to the Registrant or to the Registrant’s stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
     • for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;
     • for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
     • in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
     • for any transaction from which the director derives any improper personal benefit.

     The Registrant’s restated certificate of incorporation also provides that if Delaware law is amended, after the approval by the Registrant’s stockholders of the Registrant’s restated certificate of incorporation, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation provides that the Registrant may indemnify the Registrant’s directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of the Registrant’s directors.
     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that the Registrant is authorized to enter into indemnification agreements with the Registrant’s directors and officers and the Registrant is authorized to purchase directors’ and officers’ liability insurance, which the Registrant currently maintains to cover its directors and executive officers.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-162782, Exhibit 3.2) filed with the SEC on April 6, 2010).

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-162782, Exhibit 3.4) filed with the SEC on April 6, 2010).

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	Alimera Sciences, Inc. 2004 Incentive Stock Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-162782, Exhibit 10.7) filed with the SEC on October 30, 2009).

99.2	Alimera Sciences, Inc. 2005 Incentive Stock Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-162782, Exhibit 10.8) filed with the SEC on October 30, 2009).

99.3	Alimera Sciences, Inc. 2010 Equity Incentive Plan.

99.4	Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan.
Item 9. Undertakings
     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on this 14th day of May, 2010.

ALIMERA SCIENCES, INC.
By:	/s/ C. Daniel Myers
C. Daniel Myers
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
          That the undersigned officers and directors of Alimera Sciences, Inc., a Delaware corporation, do hereby constitute and appoint C. Daniel Myers and Richard S. Eiswirth, Jr., and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Daniel Myers C. Daniel Myers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2010

/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2010

/s/ Philip R. Tracy Philip R. Tracy	Chairman of the Board of Directors	May 14, 2010

/s/ Mark J. Brooks Mark J. Brooks	Director	May 14, 2010

/s/ Brian K. Halak Brian K. Halak, Ph.D	Director	May 14, 2010

/s/ Anders D. Hove Anders D. Hove, M.D.	Director	May 14, 2010

/s/ Calvin W. Roberts Calvin W. Roberts, M.D.	Director	May 14, 2010

/s/ Bryce Youngren Bryce Youngren	Director	May 14, 2010

/s/ Peter J. Pizzo, III Peter J. Pizzo, III	Director	May 14, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-162782, Exhibit 3.2) filed with the SEC on April 6, 2010).

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-162782, Exhibit 3.4) filed with the SEC on April 6, 2010).

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	Alimera Sciences, Inc. 2004 Incentive Stock Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-162782, Exhibit 10.7) filed with the SEC on October 30, 2009).

99.2	Alimera Sciences, Inc. 2005 Incentive Stock Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-162782, Exhibit 10.8) filed with the SEC on October 30, 2009).

99.3	Alimera Sciences, Inc. 2010 Equity Incentive Plan.

99.4	Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan.